UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2022
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HOME BANCSHARES, INC.
(Exact name of Registrant as Specified in Its Charter)
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Arkansas	001-41093	71-0682831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
719 Harkrider, Suite 100
Conway, Arkansas 72032
(Address of Principal Executive Offices) (Zip Code)
(501) 339-2929
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOMB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On March 15, 2022, Home BancShares, Inc. (the “Company”) notified the holders of its $300.0 million in aggregate principal amount of 5.625% Fixed-to-Floating Rate Subordinated Notes due 2027 (the “2027 Notes”) that the Company has elected to redeem, in whole, the outstanding 2027 Notes on April 15, 2022 (the “Redemption Date”). The notice to the 2027 Note holders was given on the Company’s behalf by U.S. Bank Trust Company, National Association, as Trustee for the 2027 Notes. Each 2027 Note will be redeemed pursuant to the terms of the Subordinated Indenture, as supplemented by the First Supplemental Indenture, each dated as of April 3, 2017, between the Company and the Trustee, at the redemption price of 100% of its principal amount, plus accrued and unpaid interest to, but excluding, the Redemption Date (the “Redemption Price”). As provided in the notice of redemption, on the Redemption Date the Redemption Price will become due and payable upon each 2027 Note only against tender of such 2027 Note. The Company will pay the Redemption Price to each 2027 Note holder upon presentment and surrender of the 2027 Notes to the Trustee, who is acting as the Company’s paying agent in connection with the redemption.
The 2027 Notes are unsecured, subordinated debt obligations and mature on April 15, 2027. From and including the date of issuance to, but excluding April 15, 2022, the 2027 Notes bear interest at an initial rate of 5.625% per annum. If not redeemed by the Company on April 15, 2022, the 2027 Notes would bear interest from and including April 15, 2022 to, but excluding the maturity date or earlier redemption, at a floating rate equal to three-month LIBOR as calculated on each applicable date of determination plus a spread of 3.575%; provided, however, that in the event three-month LIBOR is less than zero, then three-month LIBOR would be deemed to be zero.
Item 3.03 Material Modification to Rights of Security Holders.
The information set forth in Item 2.04 above is incorporated by reference into this Item 3.03.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.

Date:	March 15, 2022	By:	/s/ Jennifer C. Floyd
Jennifer C. Floyd
Chief Accounting Officer